                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                       ________________________________

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       _________________________________

      Date of Report (Date of earliest event reported):  October 14, 1998



                        RICHMOND COUNTY FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)


    DELAWARE                         0-23271                    06-1498455
(State or other                    (Commission                 (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation)


             1214 CASTLETON AVENUE, STATEN ISLAND, NEW YORK 10310
         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:       (718) 448-2800


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 4.      NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

     On October 14, 1998, Richmond County Financial Corp., a Delaware corporation ("Richmond County"), announced that it and Bayonne Bancshares, Inc. ("Bayonne") had amended and restated their Agreement and Plan of Merger, dated as of July 19, 1998 (the "Merger Agreement"). The Amended and Restated Merger Agreement, amended and restated as of October 14, 1998, reflects a change in the accounting treatment of the proposed transaction from a pooling of interests to a purchase transaction as well as the termination of the Bayonne Employee Stock Ownership Plan as of the consummation of the merger.

     Richmond County and Bayonne publicly announced the amendment in a press release dated October 14, 1998, a copy of which is attached hereto as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Amended and Restated Merger Agreement, which is attached hereto as Exhibit 2.1.

ITEM 6.   NOT APPLICABLE.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          a.   Financial Statements of Business Acquired.
               Not Applicable

          b.   Pro Forma Financial Information.
               Not Applicable

          c. Exhibits: The following Exhibits are filed as part of this report:

          EXHIBIT NO.                         DESCRIPTION
          -----------                         -----------

               2.1 Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between Richmond County Financial Corp. and Bayonne Bancshares, Inc.

              99.1                  Press Release issued October 14, 1998.

ITEM 8.   NOT APPLICABLE.

ITEM 9.   NOT APPLICABLE.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RICHMOND COUNTY FINANCIAL CORP.


                              By:  /s/ Michael F. Manzulli
                                   -------------------------------------
                                    Michael F. Manzulli
                                    Chairman of the Board and
                                     Chief Executive Officer


Dated: October 16, 1998


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                               LIST OF EXHIBITS


EXHIBIT                  DESCRIPTION
-------                  -----------

  2.1 Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between Richmond County Financial Corp. and Bayonne Bancshares, Inc.

 99.1          Press Release issued October 14, 1998.


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